Exhibit 10.2

STANDARD COMMERCIAL LEASE	Bldg. HLCC #4
(EXISTING BUILDING – WAREHOUSE)
IL 8/98

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between HAMILTON LAKES COMMERCE CENTER #4 LIMITED PARTNERSHIP hereinafter referred to as “Landlord”, and POWER SOLUTIONS INTERNATIONAL, INCORPORATED hereinafter referred to as “Tenant”:

W I T N E S S E T H:

1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, all that portion (hereinafter referred to as the “premises”) of certain real property, buildings and improvements situated within the County of DuPage, State of Illinois, legally described in Exhibit “A”, said premises consisting of approximately 197,269 square feet being as outlined on the site plan contained in Exhibit “B”, and including any parking areas and truck loading areas on said Exhibit B for the exclusive use of Tenant, said Exhibits being attached hereto and incorporated herein by reference, and all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the premises.

TO HAVE AND TO HOLD the same for a term commencing on October 1, 2014 or thirty (30) days from the date this lease is executed and ending July 31, 2023 one hundred six (106) months thereafter, unless terminated pursuant to any provision hereof. Tenant acknowledges that it has done an inspection of the premises and accepts such premises, and specifically the buildings and improvements comprising the same, in their present condition, as suitable for the purposes for which the premises are leased except for Landlord improvements and obligations specified herein and punch list items and known defects provided to Landlord within thirty (30) days of the commencement date, which Landlord shall cause to be repaired within thirty (30) days of receipt of the punch list from Tenant. Landlord represents that upon delivery of the premises to Tenant the building including sidewalks, parking areas, driveways, the foundation, roof, exterior walls, and items specifically listed on Exhibit D (pages 1through 3) attached hereto and made a part hereof , will be ready for Tenant’s use and in good working condition. Taking of possession by Tenant shall be deemed to establish that to the best of Tenant’s knowledge and belief said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease and attachments thereto. After the commencement date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises (Exhibit “E” attached hereto and made a part hereof).

Landlord shall deliver the premises(in compliance with all laws) including but not limited to compliance with Title III of the Americans With Disabilities Act of 1990, state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such law based upon its existing condition. In no way shall Tenant’s acceptance of the premises limit Landlord’s liability for hazardous substances or for any latent defects existing in, on or at the premises as of the commencement date.

2. Base Rent, Security Deposit and Renewal.

A. Tenant agrees to pay to Landlord for the premises in lawful money of the United States rent for the entire term hereof at the rate of

Month	1		$73,938.38	Months 47 through 58	$79,623.54 per month
Months	2	through 8	Base Rent Abated	Months 59 through 70	$81,614.13 per month
Months	9	through 22	$73,938.38 per month	Months 71 through 82	$83,654.48 per month
Months	23	through 34	$75,786.83 per month	Months 83 through 94	$85,745.85 per month
Months	35	through 46	$77,681.51 per month	Months 95 through 106	$87,889.49 per month

in advance, except that the monthly installment which otherwise shall be due on the commencement date recited above, shall be due and payable on the date hereof. Thereafter, one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the commencement date recited above during the demised term; further provided, that the rental payment for any fractional calendar month at the commencement or end of the lease term shall be prorated.

B. Provided this Lease is in full force and effect and the Tenant shall not be in default hereunder, Tenant may renew and extend this Lease for five (5) years from August 1, 2023 by notice in writing delivered to Landlord by November 1, 2022. All of the covenants, conditions and provisions of this Lease shall thereupon be applicable during said additional five (5) year term except that the amount of the base rent to be paid by the Tenant to Landlord shall be adjusted to reflect the current market rental for similar space in the immediate area. The market rental shall be determined by a representative of the Tenant and a representative of the Landlord. Such market rental shall be agreed to by the fifteenth (15th) day after receipt of notice from Tenant to renew subject lease. The base rent paid during the renewal term will be increased three percent (3%) on an annual basis.

This renewal is personal to the Tenant named in the Lease or any Tenant’s Affiliate as defined in Paragraph 11C. If Tenant subleases any portion of the property or assigns or otherwise transfers any interest under the Lease to any entity other than a Tenant Affiliate prior to the exercise of the renewal (whether with or without Landlord’s consent), such renewal and any succeeding renewal shall lapse. If Tenant subleases any portion of the property or assigns or otherwise transfers any interest of Tenant under the Lease to any entity other than a Tenant Affiliate after the exercise of renewal but prior to the commencement of the respective extension (whether with or with out Landlord’s consent), such renewal and any succeeding renewals shall lapse and the lease term shall expire as if such renewal was not exercised.

C. Tenant agrees to deposit with Landlord, upon execution of this lease, the sum of Eighty Eight Thousand and 00/100 Dollars ($88,000.00) in the form of an unconditional, irrevocable, transferable letter of credit as security for the full and faithful performance of each and every term, provision, covenant and condition of this lease to be performed by Tenant.

Exhibit “C”, attached hereto and made a part hereof, provides the information required to be incorporated in the letter of credit. Landlord shall have the right to draw the full amount hereof if this letter of credit has not been renewed by Tenant at least ten (10) days prior to the scheduled expiration thereof. If Tenant defaults with respect to any of the terms, provisions, covenants and conditions of this lease including, but not limited to, payment of the base rent or other amounts due Landlord hereunder, Landlord may use, apply or retain the whole or any part of the security deposit for the payment of any such base rent or any other sum in default. If the security deposit or any part thereof shall be so used, applied or retained by Landlord, Tenant shall, within five (5) days after written demand therefor, restore the balance of the letter of credit with Landlord in an amount sufficient to restore the security deposit to its amount immediately prior to Landlord’s use or application of the security, and Tenant’s failure to do so shall be a material breach of this lease. If Tenant shall perform under this lease said security deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration of the term and Tenant’s vacation of the leased premises. Landlord may deliver the security deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Building in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to said security deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession or successor in title to the Building for any security deposit required by Landlord hereunder, unless said security deposit has actually been received by said mortgagee or successor in title as security for Tenant’s performance of this lease.

Any letter of credit shall be issued by a bank reasonably acceptable to Landlord, shall be drawable by Landlord solely upon presentation of a statement from Landlord that the amount drawn is due and payable under this lease, shall allow for partial draws, and shall otherwise be in form and substance reasonably acceptable to Landlord. The letter of credit shall have an expiry date not earlier than one month after the termination date of this lease or shall be replaced by Tenant not less than thirty (30) days prior to its expiry date with another letter having an expiry date at least one year later. If Tenant fails to replace an expiring letter of credit or restore the letter of credit to its full amount following a draw by Landlord, Landlord may draw the full amount of the letter of credit and treat such amount as a cash security deposit. In the event of a transfer of Landlord’s interest in the lease, Tenant will promptly deposit a replacement letter of credit drawable by Landlord’s successor and if Tenant shall fail to do so within ten (10) days of Landlord’s request, Landlord may draw the full amount of the letter of credit and treat such amount as a cash security deposit.

3. Use. The demised premises shall be continuously used by Tenant, but only for the purpose of engineering, manufacturing, receiving, storing, shipping and selling (other than at retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. The parking of automobiles, trucks or other vehicles in the areas not specifically designated on Exhibit B (unless such other areas are designated by Landlord to be common parking areas) and the outside storage of any property (including, without limitation, overnight parking of trucks and other vehicles) are prohibited without Landlord’s prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises and its occupancy thereof, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the premises, all at Tenant’s sole expense. If, as a result of any change in the governmental laws, ordinances and regulations, the premises must be altered to lawfully accommodate Tenant’s use and occupancy thereof, such alterations shall be made only with the consent of Landlord, which shall not be unreasonably withheld, but the entire cost thereof shall be borne by Tenant. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the premises are situated or unreasonably interfere with such tenant’s use of their respective premises or permit any use which would adversely affect the reputation of the building in which the premises are situated. Tenant will not permit the premises to be used for any purpose (including, without limitation, the storage of merchandise) in any manner which would render the insurance thereon void or increase the insurance rate thereof, and Tenant shall immediately cease and desist from such use, paying all cost and expense resulting from such improper use.

If as a result of any change in governmental laws, ordinances or regulations the premises must be altered to lawfully accommodate any use and occupancy not specific to Tenant’s use thereof, Landlord, at its sole cost and expense, shall complete the alteration and Tenant shall reimburse Landlord as follows:

(a) The cost of the alteration shall be expensed over a ten (10) year period (re-payment period) and be repaid in equal annual payments through the end of the lease and any subsequent period the lease may be renewed plus interest; i.e. if the alteration costs $100,000 then the annual payment would be $10,000 plus interest as outlined below in subparagraph (c).

(b) Tenant will be billed by Landlord for the annual payment within thirty days of the date the alteration is completed. Tenant will be obligated to make annual payments through the end of its lease term and any subsequent renewal or amended periods.

(c) In addition to the payment for the return of Landlord’s capital investment for the alteration Tenant shall make an annual interest payment on the outstanding balance which will be accrued at a rate equal to the “prime rate of interest” plus 3% as published in The Wall Street Journal, Midwest Edition, column entitled “Money Rates” (or an equivalent publication if The Wall Street Journal, Midwest Edition is not available) as of the first business day after the alteration has been completed and said interest payment will be calculated on an annual basis for the succeeding twelve month period; i.e. if the interest rate is three percent (3%) on the first business day after the alteration is completed then the interest rate paid by Tenant on the outstanding balance would be six percent (6%). The interest rate will then be re-set on each succeeding anniversary date after the completion of the alteration until the ten year period has expired.

(d) By example if Landlord’s cost of the alteration for the premises is $100,000 and the alteration is completed on December 1st and the published rate of interest is 3% then the annual payment including the interest payment made by Tenant to reimburse Landlord on January 1st would be $15,400 This amount is comprised of the payment of one tenth of the alteration, $10,000 – (as shown in a & b above) $100,000 divided by the re-payment period and an interest payment on the outstanding balance, $5,400 – (as shown in c) 6% interest on $90,000.00.

4. Taxes.

A. Landlord agrees to pay all general and special taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as “taxes”) lawfully levied against the real property described in Exhibit A, the building situated thereon and the grounds, parking areas, driveways and alleys around the building. If for any real estate tax year applicable to the term hereof (or any renewal or extension of such term), Tenant’s proportionate share of such taxes levied for such tax year shall exceed the sum of One Hundred Thirty Two Thousand One Hundred Fifty-One and 74/100 Dollars ($132,151.74) (“Landlord’s share”), Tenant shall pay to Landlord as additional rent upon demand at the time the bill for each installment for such tax year issues, the amount of such excess applicable to each installment less any monthly payments paid by Tenant as provided below for such tax year. Upon the issuance of the actual bills (as distinguished from any estimated bill) for taxes to be paid in the calendar year in which the commencement date falls and upon the issuance of such actual bills in each succeeding calendar year during the term hereof, Tenant shall, upon Landlord’s request, commencing with the first day of the month next succeeding the date on which the taxes covered by such bill are due without penalty and on the first day of each of the next eleven months, pay as additional rent, and not as a deposit, one-twelfth ( 1/12th) of the amount by which the taxes paid in such calendar year exceeded Landlord’s share. In addition, Tenant shall pay upon demand any fees, expenses and costs incurred by Landlord in protesting any assessments, levies or the tax rate. If during the calendar year following the calendar year in which the commencement date of this lease falls, or during any subsequent year of the primary term or any renewal or extension, the cost to Landlord of said protesting any assessments, levies or the tax rate shall exceed Five Hundred Forty and 00/100 Dollars ($540.00), Tenant shall pay to Landlord on demand the amount of such excess; and the failure to pay such excess upon demand shall be treated in the same manner as a default in the payment of rent hereunder when due.

B. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

C. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

5. Landlord’s Repairs. Landlord shall at its expense maintain in good repair, reasonable wear and tear excepted, the premises’ exterior, walls, the window systems (excluding plate glass), roof, footings, foundations, floor slabs, structural columns, beams and water and sewer main lines. Tenant shall immediately give Landlord written notice of any defect or need for repairs in the roof, foundation and exterior walls, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries unless caused by settling.

6. Tenant’s Repairs.

A. Tenant shall at its own cost and expense keep and maintain all parts of the premises and the real estate on which the building is located for which Landlord is not expressly responsible under the terms of this lease, in good condition, normal wear and tear excepted, promptly making all necessary repairs and replacements with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, downspouts, gutters, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance. Tenant as part of its obligations hereunder shall (i) keep the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition, , and (ii) without injury to, parking areas, driveways and sidewalks, remove all snow and ice from same. Upon termination of this lease in any way Tenant will yield up the premises to Landlord in good condition and repair, reasonably wear and tear excepted and loss by fire or other casualty covered by insurance to be maintained by Landlord pursuant to paragraph 12A hereof excepted (but not excepting any damage to glass). In the event of any insurance claim, Tenant shall be liable for payment of any deductible under any of Landlord’s insurance policies with respect to the premises, which deductible is currently Five Thousand and 00/100 Dollars ($5,000.00).

B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

C. Tenant and its employees, customers and licensees shall have the exclusive right to use driveways adjacent to said building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Further, Landlord reserves the right to perform the paving and landscape maintenance for the grounds around the building, including, but not limited to, maintenance of common parking areas, if any, driveways and alleys, roof repairs, exterior painting, common sewage line plumbing, and repair and maintenance of any other items, the obligations for which are shared by other tenants in the building and other improvements of which the premises are a part, all of which are otherwise Tenant’s obligations under subparagraph A above, and Tenant shall, in lieu of the obligations set forth under subparagraph A above with respect to such items, be liable for its proportionate share (as defined in subparagraph 24J) of the cost and expense thereof. Tenant shall pay to Landlord its share, determined as aforesaid, of such costs and expenses, upon demand, as additional rent, in the event Landlord elects to perform or cause to be performed such work. If during the calendar year following the calendar year in which the commencement date of this lease falls, or during any subsequent year of the primary term or any renewal or extension, the cost to Landlord of said pavement repair and maintenance shall exceed Nineteen Thousand Seven Hundred Sixteen and 90/100 Dollars ($19,716.90), Tenant shall pay to Landlord on demand the amount of such excess; and the failure to pay such excess upon demand shall be treated in the same manner as a default in the payment of rent hereunder when due.

D. Intentionally omitted.

E. Tenant shall with its employees, and at its own cost and expense, perform preventive maintenance and service on all heating and air conditioning systems and equipment within the premises. Landlord will replace the original office rooftop heating, and ventilating and air conditioning units as they become no longer serviceable. These units shall be deemed no longer serviceable when the existing equipment cannot be readily repaired, parts are unavailable or the heat exchanger, the compressor, the blower motor, the evaporator coil or the condenser coil fail and need to be replaced; provided, however, that the cost of such replacements shall not be Landlord’s responsibility if necessitated due to the misuse of, lack of maintenance required to be performed under this lease by, or damaged caused by, Tenant, its employees, contractors, agents, subtenants, or invitees and in such event Tenant will reimburse Landlord for the cost of said replacement. After replacements have been made, this Landlord obligation is no longer in force.

F. Tenant shall, at its own cost and expense, repair any damage to the premises resulting from and/or caused by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the premises as a result of Tenant’s business activities.

G. Notwithstanding the provisions of this Paragraph 6, Landlord shall be responsible for the cost of maintenance or replacement, if need, of driveways, parking and sidewalks. Snow removal not included. Tenant shall share in these maintenance expenses on a pro rata basis of the amount of Tenant’s leased space to the aggregate of the total space in the building as specified in Paragraph 24(J). Tenant will be billed monthly or at some other time at Landlord’s option, for its share of maintenance expenses.

Landlord shall be responsible for landscape maintenance under the terms of this lease except for the watering of the grass and other planted materials which shall specifically be the responsibility of Tenant. If during the calendar year following the calendar year in which the commencement date of this lease falls, or during any subsequent year of the primary term or any renewal or extension, the cost to Landlord of said landscape maintenance service shall exceed Twelve Thousand Seven Hundred Seventy-Nine and 75/100 Dollars ($12,779.75), Tenant shall pay to Landlord on demand the amount of such excess; and the failure to pay such excess upon demand shall be treated in the same manner as a default in the payment of rent hereunder when due.

H. Tenant will not make any penetrations in the roof or the exterior wall without the written consent of Landlord which shall not be unreasonably withheld, and will utilize Landlord’s recommended contractor to the extent feasible and as long as Landlord’s contractor is competitive in performance of said work. In the event that Tenant makes any roof penetrations during the term of this Lease without Landlord’s consent the obligation of the Landlord to perform the roof maintenance shall terminate and Tenant shall at its own cost and expense keep and maintain the roof in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, or structural or nonstructural, with materials and workmanship of the same character, kind and quality as the original.

7. Alterations. Tenant shall not make any alterations, additions or improvements to the premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this lease or upon earlier vacating of the premises; provided, however, that if at such time Landlord so elects such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the premises and title shall pass to Landlord under this lease as by a bill of sale. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition, ordinary wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements within which the premises are situated. If Landlord shall consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and shall, prior to construction, provide such assurances to Landlord, (including but not limited to, surety company performance bonds) as Landlord shall reasonably require to protect Landlord against any loss from any mechanics’, laborers’ or materialmen’s liens, or other liens. Notwithstanding the foregoing, Landlord agrees that Tenant shall not be obligated to remove the remodeling of the existing offices, construction of new office area adjacent to the existing offices, installation of lights and a heating system in the warehouse which are completed during the first six (6) months of the lease term.

8. Signs. Tenant shall not install any signs upon the premises, except that Landlord will provide, at Tenant’s request and cost, Landlord’s standard identification sign, which sign shall be removed by Tenant upon termination of this lease.

9. Inspections. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the premises, and Landlord performs such activities in a manner consistent with Tenant’s reasonable safety and security procedures. Landlord, upon twenty-four (24) hours prior notice to Tenant, except in the case of an emergency, shall have the following rights: Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the following purposes: (i) to ascertain the condition of the premises; (ii) to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease; or (iii) to do any other act or thing which Landlord deems reasonable to preserve the premises and the building and improvements of which the premises are a part. During the period that is nine (9) months prior to the end of the term hereof and at any time Tenant is in default hereunder and such default has remained uncured for at least thirty (30) days, Landlord and Landlord’s agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises suitable signs indicating that the premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

10. Utilities. Landlord agrees to provide, at its cost, water and sewer mains and electricity service connections into the premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system monitoring charges and other utilities and services used on or from the premises, fire alarm panel and central station signaling system installed in the premises or the building of which the premises are a part, together with any taxes, penalties, and surcharges or the like pertaining thereto and any repair and maintenance charges for the system . If during the calendar year following the calendar year in which the commencement date of this lease falls, or during any subsequent year of the primary term or any renewal or extension, the cost to Landlord of said sprinkler system monitoring and repair and maintenance shall exceed Four Thousand Four Hundred Fifty Five and 84/100 Dollars ($4,455.84), Tenant shall pay to Landlord on demand the amount of such excess; and the failure to pay such excess upon demand shall be treated in the same manner as a default in the payment of rent hereunder when due. Tenant shall furnish all electric light bulbs, tubes and ballasts. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the premises.

11. Assignment and Subletting.

A. Tenant shall not have the right to assign or pledge this lease or to sublet the whole or any part of the premises, whether voluntarily or by operation of law, or permit the use or occupancy of the premises by anyone other than Tenant, without the prior written consent of Landlord, which shall not be unreasonably withheld, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the premises, or any portion thereof, or assign this lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an “event of default” (as hereinafter defined), if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. Any legal fees incurred by Landlord as a result of any sublease or assignment shall be paid by the Tenant.

B. In addition to, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this lease. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this lease shall be terminated with respect to the entire demised premises pursuant to this paragraph, the term of this lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date, with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this lease, except with respect to obligations or liabilities which accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this lease for the expiration of the term hereof). Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting.

C. Notwithstanding the provisions of the foregoing paragraphs, Tenant may, without Landlord’s consent, assign this lease to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise or to any corporation or entity which is a subsidiary or division of Tenant, provided that the following conditions are satisfied: (i) the total assets and net worth of such assignee shall be equal to or more than that of Tenant immediately prior to such transaction; (ii) Tenant is not then in default hereunder; and (iii) such successor shall execute and deliver to Landlord an instrument in writing fully assuming all the obligations and liabilities imposed upon Tenant hereunder. Upon satisfaction of the foregoing, Landlord agrees to discharge Tenant from any further liability hereunder.

D. Intentionally omitted.

E. In the event that Tenant sublets, assigns or otherwise transfers its interest in this Lease and at any time receives periodic rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord one hundred percent (100%) of the gross increase in such rent and one hundred percent (100%) of any other consideration above the base rent as received by Tenant. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord.

F. In the event Landlord has had written negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant’s request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in the metropolitan area, this will be deemed proper grounds for disapproval of such proposed assignment or subletting.

12. Fire and Casualty Damage.

A. Landlord agrees to maintain Causes of Loss-Special Form property insurance covering the building of which the premises are a part in an amount not less than ninety percent (90%) (or such greater percentage as may be necessary to avoid the application of any co-insurance clauses of the policy) of the full replacement cost thereof. Subject to the provisions of subparagraphs 12C, 12D, and 12F below, such insurance shall be for the sole benefit of Landlord and under its sole control. If during the calendar year following the calendar year in which the commencement date of this lease falls, or during any subsequent year of the primary term or any renewal or extension, Landlord’s cost of maintaining such insurance on an annual basis shall exceed Three Thousand Three Hundred Thirty-Six and 21/100 Dollars ($3,336.21) Landlord’s cost of maintaining such insurance for the calendar year, Tenant agrees to pay to Landlord, as additional rental, Tenant’s full proportionate share (as defined in subparagraph 24J) of such excess. Said payments shall be made to Landlord within ten (10) days after presentation to Tenant of Landlord’s statement setting forth the amount due, and the failure to pay such excess shall be treated in the same manner as a default in the payment of rent hereunder when due. Any payment to be made pursuant to this subparagraph 12A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this lease bears to a full year. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained by Landlord hereunder unless Landlord is included as an additional insured thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

B. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

C. If the buildings situated upon the premises should be damaged by any peril, but only to such extent that rebuilding or repairs can in Landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term hereof), this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the same condition in which they existed prior to such damage, except Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which the premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, Governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed, but in no event will such period of time exceed ninety (90) days.

D. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty and Landlord is not required to rebuild pursuant to the provisions of subparagraph 12C hereof, this lease shall at the option of Landlord, upon notice to Tenant, given within thirty (30) days after Landlord is notified by Tenant of such damage, terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

E. Tenant covenants and agrees to maintain insurance on all alterations, additions, partitions and improvements erected by or on behalf of Tenant in, on or about the premises in an amount not less than ninety percent (90%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clause of the policy) of the “replacement cost” thereof, as such term is defined in the Replacement Cost Endorsement to be attached thereto. Such insurance shall insure against the perils and be in form, including stipulated endorsements, as provided in subparagraph 12A hereof. Such insurance shall be for the sole benefit of Tenant and under its sole control provided that Tenant shall be obligated to as soon as practicable commence the rebuilding of the improvements erected by Tenant and to apply such proceeds in payment of the cost thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of policies of such insurance, together with receipt evidencing payment of the premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises or the building of which the premises are a part requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

G. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the building in which the premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at the time and in any event only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor’s insurance.

H. In the event of any damage or destruction to the premises by any peril covered by the provisions of this Paragraph 12, Tenant shall, upon notice from Landlord, forthwith remove, at its sole cost and expense, such portion or all of Tenant’s shelves, bins, machinery and other trade fixtures and all other property belonging to Tenant or his licensees from such portion or all of the premises as Landlord shall request and Tenant hereby indemnifies and holds harmless the property, Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including attorney’s fees and damages, both real and alleged, arising out of any damage or injury as a result of the failure to properly secure the premises prior to such removal and/or as a result of such removal.

13. Liability. Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including attorney’s fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the cause of which is the negligence of Landlord or acts of Landlord, Landlord’s agent or invitees or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder, within a reasonable time after the receipt of written notice from Tenant of known or needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, in form and substance satisfactory to Landlord, at Tenant’s sole cost and expense, insuring both Landlord (and if Landlord is a trust, the trustee, beneficiaries and their agents) and Tenant against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Tenant’s operations in and maintenance and use of the premises; and (iv) Tenant’s liability assumed under this lease; the limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce the insurance coverage provided thereby.

14. Condemnation.

A If the whole or any substantial part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are then being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant’s loss of its leasehold interest, the right to such award being hereby assigned by Tenant to Landlord.

15. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this lease, or (iii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this lease; provided, however, that the monthly rental or daily rental under (ii) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the rental being paid monthly to Landlord under this lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

16. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

17. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

(a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due. Landlord shall give Tenant written notice of default per Paragraph 17.a. once during a calendar year. Tenant shall have five (5) days from the date of Landlord’s notice to cure such default; or

(b) Tenant shall fail to comply with any term, provision or covenant of this lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days or in the event such cure is unable to be completed within twenty (20) days and Tenant is diligently pursuing to cure such failure within said twenty (20) days, then the period of time shall be reasonably extended, but in no event shall the period of time exceed sixty (60) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

(c) Intentionally omitted.

(d) Tenant shall fail to immediately vacate the premises upon termination of this lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only; or

(e) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

(f) Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or

(g) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

(h) If Landlord fails to perform any of the obligation on Landlord’s part to be performed pursuant to this lease, and such failure continues for thirty (30) days after written notice thereof is sent by Tenant to Landlord informing Landlord of such failure, then Landlord shall be deemed to be in default under this lease; provided, however, that if the failure set forth in Tenant’s notice is such that it requires more than thirty (30) days to correct, Landlord shall not be deemed to be in default hereunder if Landlord: (i) promptly and diligently commences curing the failure within thirty (30) days after written notice is sent by Tenant to Landlord informing Landlord of such failure; and (ii) diligently prosecutes the cure to completion.

18. Remedies. Upon the occurrence of any of such events of default described in Paragraph 17 hereof or elsewhere in this lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Intentionally omitted.

(b) Landlord may, at its election, terminate this lease or terminate Tenant’s right to possession only, without terminating the lease;

(c) Upon any termination of this lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the lease, Tenant shall surrender possession and vacate the premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the premises in such event with process of law and to repossess Landlord of the premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom. Tenant hereby waiving any right to claim damage for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law;

(d) Upon any termination of this lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (e) relating to recovery of the premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;

(e) (i) Upon any termination of Tenant’s right to possession only without termination of the lease, Landlord may, at Landlord’s option, enter into the premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (c) above, without such entry and possession terminating the lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the then present value of the rent, including any amounts treated as additional rent hereunder, for the residue of the stated term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the lease term less any amounts collected by Landlord for reletting all or any portion of the premises.

(ii) Landlord may, but need not, relet the premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the premises as a part of a larger area, and the right to change the character or use made of the premises). If Landlord decides to relet the premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire premises, agrees to use the premises in a manner consistent with the lease and leases the premises at the same rent, for no more than the current term and on the same other terms and conditions as in this lease without the expenditures by Landlord for tenant improvements or broker’s commissions. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this lease for the remaining term hereof, together with the cost of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the cost of collection of the rent accruing therefrom (including attorneys’ fees and broker’s commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

(f) Landlord may, at Landlord’s option, enter into and upon the premises, if Landlord reasonably determines that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this lease;

(g) Any and all property which may be removed from the premises by Landlord pursuant to the authority of the lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this lease as a bill of sale without further payment or credit by Landlord to Tenant.

In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to ten percent (10%)of such installment or other charge overdue in any month, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the premises, and no agreement to terminate this lease or accept a surrender of said premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant or Landlord in their respective obligations under the terms and conditions of this lease, it shall become necessary or appropriate for either party to employ or consult with an attorney concerning or to enforce or defend any of its rights or remedies hereunder, the prevailing party in such action will be reimbursed for its reasonable legal fees.

19. Landlord’s Lien. Intentionally omitted.

20. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this lease to the lien of any such mortgage, as may be the case.

21. Landlord’s Liability. In no event shall Landlord’s liability to Tenant for any breach of this lease exceed the amount of rental then remaining unpaid for the then current term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event.

22. Mechanic’s and Other Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant will not permit any mechanic’s lien or liens or any other liens which may be imposed by law affecting Landlord’s or its mortgagees’ interest in the premises or any building or other improvement of which the premises are a part to be placed upon the premises or any building or improvement thereon during the term hereof, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain uncontested and in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord’s option of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s mortgagee in the premises and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, cost or expense related to any such lien and the contest thereof as are reasonably satisfactory to Landlord and any such mortgagee.

23. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Hamilton Lakes Commerce Center #4 Limited Partnership, c/o Hamilton Partners, Inc. or to such other entity at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties, hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	TENANT:
Hamilton Lakes Commerce Center #4	Power Solutions International, Incorporated
Limited Partnership	201 Mittel Drive
c/o Hamilton Partners, Inc.	Wood Dale, Illinois 60191
300 Park Blvd, Suite 201	Attn: William Buzogany
Itasca, Illinois 60143	Vice President, Human Resources

If and when included within the term “Landlord”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included with the term “Tenant”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

24. Miscellaneous.

A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease and Landlord’s grantee or Landlord’s successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease. Nothing herein contained shall give any other tenant in the building of which the premises are a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

D. Tenant shall at any time and from time to time within ten (10) days after written request from Landlord execute and deliver to the Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn and acknowledged Subordination, Non-Disturbance and Attornment Agreement and a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee or prospective mortgagee certifying and stating as follows: (i) this lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (ii) this lease as so modified or amended is in full force and effect (or if not in full force and effect, the reasons therefor); (iii) the Tenant has no known offsets or defenses to its performance of the terms and provisions of this lease, including the payment of rent, or if there are any such defenses or offsets, specifying the same; (iv) Tenant is in possession of the premises, if such be the case; (v) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (vi) any other accurate statements reasonably required by Landlord or its mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any misstatement made by Tenant contained in such estoppel certificate prepared for mortgagee or prospective mortgage or Tenant’s failure to deliver a sworn and acknowledged Subordination, Non-Disturbance and Attornment Agreement and/or a sworn and acknowledged estoppel certificate to Landlord. In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) days after Tenant is requested so to do, cancel this lease effective the last day of the then current month, without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

E. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Landlord and Tenant shall jointly inspect the premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the premises, including without limitation heating and air conditioning systems and equipment therein, in good working condition and repair, ordinary wear and tear excepted. Any work required to be done by Tenant prior to its vacation of the premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant. Tenant shall also, prior to vacating the premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for unpaid real estate taxes for the years during the term of this lease for which such taxes are a lien against the premises, and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 24F.

G. If any clause, phrase, provision or portion of this lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this lease that in lieu of each such clause, phrase, provision or portion of this lease that is invalid or unenforceable, there be added as a part of this lease contract a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

H. Submission of this lease shall not be deemed to be a reservation of the premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by subparagraph 2B hereof and the first month’s rent as set forth in subparagraph 2A hereof.

I. All references in this lease to “the date hereof” or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this lease.

J. Tenant’s “proportionate share” as used in this lease shall be one hundred percent (100%).

K. Intentionally omitted.

L. Both Landlord and Tenant represent that Colliers International has acted as the procuring real estate broker and that no other broker is entitled to a real estate commission as a result of this lease agreement entered into by Landlord and Tenant and that Landlord is responsible for payment of such commission.

25. Landlord’s Exculpation. It is expressly understood and agreed that nothing in this lease contained shall be construed as creating any liability whatsoever against the Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and every person now or hereafter claiming any right or security hereunder, and that so far as Landlord, or its successors and assigns, is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the premises hereby leased for the payment thereof.

26. Consumer Price Escalation. Intentionally omitted.

27. Hazardous Material. Tenant covenants not to introduce any hazardous or toxic materials onto the premises without (i) first obtaining Landlord’s written consent and (ii) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits.

If Tenant’s transportation, storage, use or disposal of hazardous or toxic materials on the premises results in (i) contamination of the soil or surface or ground water or (ii) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph.

Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage; (ii) after consultation and approval by Landlord to clean up the contamination in full compliance with all applicable statutes, regulations and standards; and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney’s fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive termination of this lease.

Notwithstanding anything contained herein to the contrary, Landlord agrees, as to any Hazardous Substances existing at the Premises as of the Commencement Date (the “Commencement Date Hazardous Substances”) or first introduced or otherwise brought to the Premises by Landlord or its contractors, agents or employees after the Commencement Date (the “Post Commencement Date Hazardous Substances”), to remove or otherwise remediate such Hazardous Substances if and to the extent required by Environmental Law as existing on the Commencement Date (i.e., as it relates to the Commencement Date Hazardous Substances) or as of the date so introduced by Landlord or its contractors, agents or employees (i.e., as it relates to the Post Commencement Date Hazardous Substances), as the case may be, at Landlord’s sole cost and expense. Landlord shall restore, at its sole cost and expense any damage caused to the premises as a result of such access, removal or remediation by Landlord under this Section. In any entry into the premises under this Section, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations therefrom.

Prior to the commencement date Landlord will hire an environmental firm to perform a Phase I review of the premises. A copy of this report will be provided to Tenant.

28. Special Provisions.

A. The following items illustrated on Exhibit “D” (pages1 through 3), attached hereto and made a part hereof will be placed in good operating / working condition within forty-five (45) days after the date the lease agreement has been executed. All existing conditions that currently do not conform to ADA regulations will be addressed by Landlord. Landlord’s work is scheduled to be completed during normal working hours based on its specification for materials and workmanship.

EXECUTED the thirtieth day of September, 2014.

LANDLORD

HAMILTON LAKES COMMERCE CENTER #4
LIMITED PARTNERSHIP

By: Hamilton Partners Industrial Division #1, Inc.,
Its General Partner

By:	/s/ John Wauterlek
John Wauterlek
President

TENANT

POWER SOLUTIONS INTERNATIONAL,
INCORPORATED

By:	/s/ Eric Cohen
Print Name: Eric Cohen
Title:	Chief Operating Officer

EXHIBIT “A”

LEGAL DESCRIPTION

THAT PART OF LOT 4 IN HAMILTON LAKES COMMERCE CENTER, BEING A SUBDIVISION IN THE NORTHEAST 1/4 OF SECTION 1, TOWNSHIP 40 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED APRIL 7, 1988 AS DOCUMENT NO. R88-33818, IN DUPAGE COUNTY, ILLINOIS, COMMONLY KNOWN AS 1465-1499 HAMILTON PARKWAY, ITASCA, ILLINOIS 60143.

HLCC 4

EXHIBIT “B”

1465 Hamilton Parkway

Itasca, Illinois

HLCC #4

EXHIBIT “C”

LETTER OF CREDIT INFORMATION:

Beneficiary: HAMILTON LAKES COMMERCE CENTER #4 LIMITED PARTNERSHIP

Applicant: POWER SOLUTIONS INTERNATIONAL, INCORPORATED

Amount Available: $88,000.00

Expiration: One month after termination date of lease

We hereby issue in your favor this Irrevocable Letter of Credit which is available against your draft drawn at sight on us accompanied by the following:

A dated statement signed by an authorized signer of beneficiary stating that an event of default has occurred under the certain lease agreement between             (Beneficiary) and             (Applicant) for premises located at             and all grace periods or cure periods with respect to such event have expired.

It is a condition hereof that this Letter of Credit will be deemed to be automatically extended, without amendment, for one (1) year from the present or any future expiration date unless at least ninety (90) days prior to the any such expiration date we shall notify you by certified mail or courier that we elect not to consider this Letter of Credit renewed for such additional one (1) year period.

Partial drawings are permitted.

Wording to include Bank name and address where Letter of Credit can be cashed.

EXHIBIT “D”

EXHIBIT “D”

1. REPLACE ELECTRIC BASEBOARD UNITS.
2. REPLACE EXISTING EMERGENCY LIGHTS, EXIT LIGHTS & AUDIO/VISUAL DEVICES.
3. REVIEW CONDITION OF EXISTING ROOF MOUNTED HVAC UNITS & RETURN TO GOOD OPERATING CONDITION.
4. REPLACE THERMOSTAT CONTROLS.
5. EXISTING WAREHOUSE TOILET ROOMS:
   A. REPLACE PLUMBING FIXTURES
   B. REFINISH CONCRETE FLOOR TO GLOSS FINISH
   C. NEW FRP FLOOR TO CEILING WALL PANELS
   D. NEW SUSPENDED CEILING & LIGHTING
6. WAREHOUSE SUPPORT ROOMS:
   A. NEW VCT FLOOR
   B. PATCH AND PAINT WALLS
   C. NEW SUSPENDED CEILING & LIGHTING
7. FIRE RISER ROOM:
   A. CLEAN SPACE & RETURN TO GOOD OPERATING CONDITION
   B. REMOVE WATER SOFTENING SYSTEM
   C. REPLACE LIGHTING WITH NEW T-8 FIXTURES
8. REPLACE ALUMINUM/GLASS ENTRY DOORS.

6
7
5
5
6

EAST OFFICE PLAN

9/2/2014

EXHIBIT “D”

WEST OFFICE PLAN

9/2/2014

1. REPLACE ELECTRIC BASEBOARD UNITS.
2. REPLACE EXISTING EMERGENCY LIGHTS, EXIT LIGHTS & AUDIO/VISUAL DEVICES.
3. REVIEW CONDITION OF EXISTING ROOF MOUNTED HVAC UNITS & RETURN TO GOOD OPERATING CONDITION.
4. REPLACE THERMOSTAT CONTROLS.
5. REPLACE ALUMINUM & GLASS ENTRY DOORS.

EXHIBIT “E”

HAMILTON

PARTNERS

HAMILTON PARTNERS, INC.

300 Park Boulevard

Suite 201

Itasca, Illinois 60143

630.250.9700 FAX: 630.250:8521

Date

Mr./Ms.

Address

Re:	Letter of Acceptance

Dear Mr./Ms:

This letter is written per the provision contained in Paragraph 1 of the Lease Agreement made and entered into by and between HAMILTON LAKES COMMERCE CENTER #4 LIMITED PARTNERSHIP, Landlord, and POWER SOLUTIONS INTERNAIONAL, INCORPORATED, Tenant, executed on                         . The commencement date is                     and the term ends on July 31, 2023.

In accordance with the aforementioned provision please sign and return this letter confirming the dates recited herein indicating Tenant’s acceptance of delivery of the premises by Landlord.

Mr./Ms.                ,we look forward to working with and being of service to Power Solutions International.

Best regards,	Agreed to and Accepted:

HAMILTON LAKES COMMERCE CENTER	POWER SOLUTIONS INTERNATIONAL,
#4 LIMITED PARTNERSHIP	INCORPORATED
By: Hamilton Partners Industrial Division #1, Inc., Its General Partner

John Wauterlek                                                                                                       By:

President                                                                                                                 Title:

JW/dlm